EXHIBIT 99.1

Crane Company	NEWS

Contacts:
Jason D. Feldman, SVP, Investor Relations,
Treasury & Tax
Allison Poliniak, VP Investor Relations
IR@craneco.com
www.craneco.com

CRANE COMPANY TO ACQUIRE PRECISION SENSORS & INSTRUMENTATION

FROM BAKER HUGHES COMPANY

STAMFORD, CONNECTICUT – June 9, 2025 - Crane Company (NYSE: CR) (“Crane” or the “Company”), a premier industrial manufacturing and technology company, announced that it has signed an agreement to acquire Precision Sensors & Instrumentation (“PSI”), a leading provider of sensor-based technologies for aerospace, nuclear and process industries, from Baker Hughes (NASDAQ: BKR), an energy technology company, for $1,060 million after adjusting for expected tax benefits with an estimated net present value of approximately $90 million.

PSI is expected to have 2025 sales of approximately $390 million, with adjusted EBITDA of approximately $60 million.

Max H. Mitchell, Chairman of the Board, President and Chief Executive Officer of Crane Company said, “PSI is a unique asset with three iconic brands that are highly complementary to both of our segments.

“Within our Aerospace & Electronics segment, the addition of the Druck brand meaningfully strengthens our pressure sensing capabilities across critical applications—including environmental control systems, hydraulics, and engine monitoring—with strong positions in both single-aisle and widebody aircraft platforms. Additionally, Druck expands our presence into ground-based test and calibration equipment, further extending our technological capabilities and market reach.

“Within our Process Flow Technologies segment, the addition of Reuter-Stokes will double the size and capabilities of our existing Crane Nuclear business. With its industry-leading radiation sensing and detection technologies, Reuter-Stokes enhances our offerings for nuclear plant operations and homeland security. It also positions us strongly to capitalize on the renewed global investment in nuclear energy. The Panametrics business adds pioneering technologies to our portfolio, including advanced ultrasonic flow meters and precision moisture analyzers. These solutions support critical process industries by enabling accurate measurement of liquids and gases across applications such as chemical production, LNG transportation, cryogenic gas storage, pipelines, refining, water and wastewater treatment facilities, and other essential industrial processes.

“The bottom line is that PSI is a global leader in highly sophisticated sensor-based technologies for mission critical applications in harsh and hazardous environments. These businesses are a perfect fit with Crane’s existing portfolio, enhancing our product portfolio and technology capabilities in key target markets including aerospace & defense, nuclear, industrial process sensing, and water and wastewater.”

Mr. Mitchell continued, “Consistent with our unwavering focus on driving shareholder value, this transaction meets all of Crane Company’s strategic and financial criteria, including a 10% ROIC by year five. We expect PSI to deliver long-term sales growth consistent with Crane’s current profile in the 4% to 6% range, with operating profit leveraging at approximately 35%. In addition, over the next several years, we expect margin expansion from deployment of the Crane Business System, driving both commercial and operational excellence initiatives, and building on the already strong execution and leadership in their respective markets. Following the acquisition, we estimate that Crane will have a net debt to adjusted EBITDA ratio of approximately 1x, leaving us with substantial capacity for further acquisitions. I would like to thank the entire Baker Hughes leadership team for their professionalism and support during this process and we look forward to working a smooth and seamless transition.”

Alex Alcala, Crane’s Executive Vice President and Chief Operating Officer, added, “The PSI acquisition is an important next step in our multi-year, ongoing portfolio evolution. Since our April 2023 separation, we have continued to focus on highly-engineered products for mission-critical applications with a higher growth and higher gross margin profile. We have a proven track record of creating value through acquisitions, and we believe that the strong fit of PSI with our existing business, combined with our consistently differentiated execution, will drive attractive financial returns.”

The purchase of PSI is contingent upon regulatory approvals and customary closing conditions. Crane Company intends to finance the acquisition with a combination of cash on hand and additional debt. The acquisition is currently expected to close at the end of 2025 or early 2026.

About Crane Company

Crane Company has delivered innovation and technology-led solutions to its customers since its founding in 1855. Today, Crane is a leading manufacturer of highly engineered components for challenging, mission-critical applications focused on the aerospace, defense, space and process industry end markets. The Company has two strategic growth platforms, Aerospace & Electronics and Process Flow Technologies. Crane has approximately 7,500 employees in the Americas, Europe, the Middle East, Asia and Australia. For more information, visit www.craneco.com.

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of the federal securities laws. Any statements contained in this press release, except to the extent that they contain historical facts, are forward-looking and accordingly are based on management’s current assumptions, expectations, and beliefs. Forward-looking statements are subject to risks and uncertainties that could lead to actual results differing materially from those expected or implied, including, but not limited to, market risks, the possibility that the expectations and assumptions relating to PSI’s future results and projections may prove incorrect, and the risks of being unable to successfully value, integrate or realize the opportunities and synergies from the businesses we acquire, including the PSI business. These and other risk factors are discussed in the Company’s filings from time to time with the Securities and Exchange Commission. The forward-looking statements contained in this press release are made as of the date hereof, and Crane assumes no (and disclaims any) obligation to revise or update any forward-looking statements.

The financial projections and estimates in this press release are forward-looking statements that are based on assumptions that are inherently subject to significant uncertainty and contingencies, many of which are beyond our control. We are not expressing an opinion or providing any assurance with respect thereto. The inclusion of financial projections and estimates in this press release should not be regarded as a representation that the results reflected in such financial projections and estimates will be achieved.

Non-GAAP Explanation

Crane Company reports its financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). This press release includes an estimated forward-looking non-GAAP financial measure, estimated adjusted EBITDA for 2025, for the above referenced Precision Sensors & Instrumentation business that is not prepared in accordance with GAAP. This non-GAAP measure is in addition to, and not a substitute for or superior to, measures of financial performance prepared in accordance with GAAP and should not be considered as an alternative to operating income, net income or any other performance measures derived in accordance with GAAP. We believe that this non-GAAP measure of financial results (including on a forward-looking or projected basis) provides useful supplemental information to investors about the Precision Sensors & Instrumentation business. Our management uses this forward-looking non-GAAP measure, among other GAAP and non-GAAP measures, to evaluate and assess the projected financial and operating results of Precision Sensors & Instrumentation. However, there are a number of limitations related to the use of this non-GAAP measure and its nearest GAAP equivalent. For example, other companies may calculate non-GAAP measures differently or may use other measures to calculate their financial performance, and therefore our non-GAAP measures may not be directly comparable to similarly titled measures of other companies.

Reconciliations of certain forward-looking and projected non-GAAP measures for Precision Sensors & Instrumentation, including Adjusted EBITDA, to the closest corresponding GAAP measure are not available without unreasonable efforts due to the high variability, complexity and low visibility with respect to the charges excluded from these non-GAAP measures, which could have a potentially significant impact on our future GAAP results. In the case of Precision Sensors & Instrumentation specifically, access to certain information necessary to fully reconcile its forecasts of non-GAAP measures to their nearest GAAP equivalent measure is not yet available. The forward looking and projected non-GAAP measure is calculated as follows:

“Adjusted EBITDA” adds back to net income: net interest expense, income tax expense, depreciation and amortization, and Special Items such as transaction related expenses, certain non-recurring facility move and lease expenses, and prior owner discretionary expenses. We believe that adjusted EBITDA provides investors with an alternative metric that may be a meaningful indicator of Precision Sensors & Instrumentation’s performance and provides useful information to investors regarding its financial condition that is complementary to GAAP metrics. Further, for Precision

Sensors & Instrumentation, adjusted EBITDA may also be a useful complementary measure to GAAP metrics because it excludes certain items, namely net interest expense, income tax expense, and amortization, that could vary significantly when forecasted for Precision Sensors & Instrumentation pre-acquisition as a standalone entity compared to what those results may be with Precision Sensors & Instrumentation under Crane’s ownership.

Additional Information

“Operating profit leverage” is calculated as the change in operating profit compared to the prior year divided by the change in sales compared to the prior year.

“Net Debt to Adjusted EBITDA” is calculated as Net Debt (total debt less total cash) divided by Adjusted EBITDA.

Source: Crane Company

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